UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 9, 2008, T. Jay Collins, our President and Chief Executive Officer, will make a presentation to investors and industry analysts at the 2008 Energy Conference hosted by Capital One Southcoast in New Orleans, LA. Interested parties may view the slides for the presentation by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on December 5, 2008 after 3:00 p.m., Central Time.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements include statements about:

•	Our projection that 2008 earnings will be approximately 10% more than those of 2007;

•	Our projection that 2008 will be our 5th consecutive year of record results;

•	Our projection that 2009 will be our 6th consecutive year of record results;

•	The IEA’s projection of annual global production depletion from existing oil and gas fields;

•	The IEA’s assessment that an increase in deepwater oil and gas production will be needed to replace a portion of current global field production declines;

•	Our expected 2009 cash flow from operations;

•	Our planned capital expenditures for 2009;

•	Our future liquidity;

•	Our earnings per share outlook for the 4th quarter of 2008 and the full years of 2008 and 2009;

•	Our operating income guidance for ROVs, Subsea Products, Subsea Projects and MOPS for 2009 compared to 2008;

•	Anticipated deepwater discoveries to be evaluated and developed;

•	Future floating rig demand;

•	Floating rig fleet expansion overview, 2008-2012;

•	Future new build subsea support vessels and the likely requirement of at least one work class ROV on each;

•

Expectation that our ROV fleet utilization rate during the 4th quarter of 2008 will be in the mid to high 80% range, and the expectation that we will continue to add vehicles and raise prices consistent with market demand;

•	Expected 2009 ROV operating income to improve by increasing days on hire, by adding 24 to 30 new systems and achieving higher average revenue per day on hire;

•	Expansion of our ROV fleet for both drill support and construction service;

•	Expected 5th consecutive record year of ROV operating income, amount of increased operating income for 2008 compared to 2007, and our estimate that 2009 ROV operating income will exceed that of 2008;

•	Subsea completions expected to almost triple in this decade over the 1990s, and increase by over 150% in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 60% in the period 2008 – 2012 compared to the period 2003 – 2007;

•	Our anticipation that December 2008 Subsea Products backlog will be about the same as at the end of September 2008;

•	Expected 2008 Subsea Products operating income improvement amount;

•	Expectation that 2009 Subsea Products operating income will be better than 2008;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2009 and 2014;

•	Our expectation that 2008 Subsea Projects operating income will be lower than 2007;

•

Our expectation that 2009 Subsea Projects operating income from Gulf of Mexico diving and shallow water vessel services will be lower than 2008 from softer demand and pricing in the second half of 2009;

•

Our expectation that 2009 Subsea Projects operating income from Gulf of Mexico deepwater installation and inspection, repair and maintenance services will be higher than 2008 from our use of bigger and more capable vessels;

•	Our expectation that 2009 Subsea Projects overall operating income will be approximately the same as that of 2008;

•	Our projected 2008 and 2009 Cash Flow from Operations (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation);

•	Our projected 2008 and 2009 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation); and

•	Our estimate of market shares of worldwide work class ROV fleet for us and our competitors, in total and for drill support presented in the Supplemental Market Information to the presentation.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our latest Quarterly Report on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
(Registrant)

By:	/s/ MARVIN J. MIGURA
Marvin J. Migura
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: December 5, 2008